Exhibit 99.1

PRESS RELEASE

Contact:	Todd Donahue, CFO	Staci Mortenson, SVP
	LiveWire Mobile, Inc.	ICR, Inc.
	978-742-3167	203-682-8273
	todd_donahue@livewiremobile.com	staci.mortenson@icrinc.com

NMS Communications Announces Closing of Sale of the
NMS Communications Platforms Business to Dialogic

Corporate Name Changed to LiveWire Mobile, Inc.

Framingham, Mass., December 5, 2008 – NMS Communications Corporation (NASDAQ: NMSS) today announced the closing of its previously announced sale of the NMS Communications Platforms business to Dialogic Corporation.  The closing took place pursuant to the terms and conditions of the definitive agreement among the parties.

In conjunction with the sale of the NMS Communications Platforms business, NMS Communications changed its corporate name to LiveWire Mobile, Inc.  In addition, the Company’s NASDAQ Global Market ticker symbol changed to LVWR from NMSS and we expect to begin trading under LVWR on December 8, 2008.

As previously announced, Joel Hughes replaces Bob Schechter as CEO and Todd Donahue replaces Herb Shumway as CFO, effective immediately.

Joel Hughes, CEO of LiveWire Mobile said, “We are pleased to announce the completion of the sale of the NMS Communications Platforms business to Dialogic and believe this is the best way to drive long-term value for our shareholders.  With the proceeds from the sale, we believe we have the resources and focus to execute on LiveWire Mobile’s strategy and position the company for long-term growth and profitability.”

About LiveWire Mobile, Inc.

LiveWire Mobile, Inc. is a leading provider of managed personalization services for mobile operators. Our integrated suite of music and video services includes ringback tones, ringtones and full track downloads, as well as dedicated content and service marketing. LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

About Dialogic Corporation

Dialogic Corporation is a leading provider of open systems platforms to both the Enterprise and Service Provider markets. The platforms enable converged communications, allowing service providers, developers and system integrators to deliver services, content and applications using multimedia processing and signaling technologies.

Headquartered in Montreal, Canada, Dialogic and its subsidiaries have over twenty offices worldwide, providing local presence, knowledge and support to serve its customers around the globe. Dialogic’s research and development centers are located in Parsippany, New Jersey; Buffalo, New York; Needham, Massachusetts; Hyannis, Massachusetts; Salem, New Hampshire; London, England; Dublin, Ireland; and Stuttgart, Germany as well as Montreal.

LiveWire Mobile is a trademark of LiveWire Mobile, Inc.  Dialogic is a registered trademark of Dialogic Corporation.  All other brand or product names may be trademarks or registered trademarks of their respective holders.

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the sale of the NMS Communications Platforms business to Dialogic Corporation, expected future financial and operating performance, demand for and performance of our products and growth opportunities and the change of the NASDAQ Global Market ticker symbol.  These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of our strategy to focus exclusively on the LiveWire Mobile business, the implementation of LiveWire Mobile’s  strategic repositioning and market acceptance of its managed services strategy, quarterly fluctuations in financial results, LiveWire Mobile’s  ability to exploit fully the value of its technology and its strategic partnerships and alliances, and other risks.  These and other risks are detailed from time to time in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2007.  In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change.  Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.